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                                                                    Exhibit 23.2





INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Communications Systems International, Inc. on Form SB-2 of our report dated June 2, 1997, August 11, 1997, September 17, 1997, October 9, 1997, October 31, 1997 and December 30, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



STOCKMAN KAST RYAN & SCRUGGS, P.C.
Colorado Springs, Colorado
February 27, 1998